Exhibit 24

Power of Attorney

The undersigned Directors of Valmont Industries, Inc., a Delaware Corporation, hereby constitute and appoint Mogens C. Bay as attorney-in-fact in their name, place and stead to execute Valmont's annual report on Form 10-K for the fiscal year ended December 26, 2015, together with any and all subsequent amendments thereof in their capacity as Director and hereby ratify all that said attorney-in-fact may do by virtue thereof.

DATED this 23th day of February, 2016.

/s/ Kaj den Daas                        /s/ Dr. Theo W. Freye
Kaj den Daas, Director                    Dr. Theo W. Freye, Director

/s/ James B. Milliken                        /s/ Daniel P. Neary
James B. Milliken, Director                    Daniel P. Neary, Director

/s/ Catherine J. Paglia                        /s/ Clark T. Randt, Jr.
Catherine J. Paglia, Director                    Clark T. Randt, Jr., Director

/s/ Walter Scott, Jr.                        /s/ Kenneth E. Stinson
Walter Scott, Jr., Director                     E. Stinson, Director